As filed with the Securities and Exchange Commission on April 30, 2012	Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

ANNIE’S, INC.
(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation or organization)

20-1266625
(I.R.S. Employer Identification No.)

1610 Fifth Street
Berkeley, CA 94710
(Address of Principal Executive Offices)

Annie’s, Inc. Omnibus Incentive Plan
Amended and Restated 2004 Stock Option Plan
Employee Option Agreement I with John Foraker
Employee Option Agreement with Steven Jackson
Employee Option Agreement II with John Foraker
Employee Option Agreement III with John Foraker
Employee Option Agreement with Mark Mortimer
(Full Title of the Plan)

Kelly J. Kennedy
Chief Financial Officer
1610 Fifth Street
Berkeley, CA 94710
(Name and Address of Agent for Service)

(510) 558-7500
(Telephone Number, Including Area Code, of Agent for Service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☑	Smaller reporting company ☐
(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered (1)	Proposed maximum offering price per share	Proposed maximum aggregate offering price	Amount of registration fee
Common Stock, par value $0.001 per share
---Annie’s, Inc. Omnibus Incentive Plan	540,107 (2)	$38.09 (3)	$20,572,675.63	$2,357.63
	327,463 (4)	$19.00 (5)	$6,221,797.00	$713.02
---Amended and Restated 2004 Stock Option Plan	1,318,665	$7.91 (6)	$10,430,640.15	$1,195.35
---Employee Option Agreement I with John Foraker	74,364	$6.61610	$492,000.00	$56.38
---Employee Option Agreement with Steven Jackson	15,493	$8.87498	$137,500.00	$15.76
---Employee Option Agreement II with John Foraker	37,182	$8.87526	$330,000.00	$37.82
---Employee Option Agreement III with John Foraker	37,182	$8.87526	$330,000.00	$37.82
---Employee Option Agreement with Mark Mortimer	12,394	$8.87526	$110,000.00	$12.61
TOTAL:	2,362,850		$38,624,612.78	$4,426.39

(1)
Pursuant to Rule 416(a) of the Securities Act of 1933, as amended, this Registration Statement shall also cover any additional shares of common stock of the Registrant that become issuable under the Annie’s, Inc. Omnibus Incentive Plan (the “Omnibus Incentive Plan”), the Amended and Restated 2004 Stock Option Plan (the “2004 Stock Option Plan”), the Employee Option Agreement I with John Foraker, the Employee Option Agreement with Steven Jackson, the Employee Option Agreement II with John Foraker, the Employee Option Agreement III with John Foraker or the Employee Option Agreement with Mark Mortimer by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without receipt of consideration that increases the number of outstanding common shares of the registrant.

(2)	Represents the number of shares underlying unissued grants.
(3)
Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) and (h) of the Securities Act of 1933, based on the average of the reported high and low sale prices of the registrant's Common Stock on the New York Stock Exchange on April 24, 2012.

(4)	Represents the number of shares underlying options that were awarded at the consummation of the Registrant’s initial public offering on April 2, 2012.
(5)
Computed in accordance with Rule 457(h), solely for the purpose of calculating the registration fee.  The price of $19.00 per share represents the weighted average of the exercise price for the outstanding options, which is the initial public offering price of $19.00.

(6)
Estimated in accordance with Rule 457(h) solely for the purpose of calculating the registration fee.  The price of $7.91 per share represents the weighted average of the exercise prices for outstanding options.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The following documents filed by Annie’s, Inc. (the “Registrant”) with the Securities and Exchange Commission are incorporated by reference into this Registration Statement:

(a) The Registrant’s prospectus filed on March 26, 2012 under the Securities Act of 1933, as amended (the “Securities Act”), contained in the Registration Statement on Form S-1 (File No. 333-178270) (the “S-1 Registration Statement”), which contains audited financial statements for the Registrant’s latest fiscal year for which such statements have been filed;

(b) The current report on Form 8-K filed with the SEC on April 3, 2012;

(c) The description of the Registrant’s Common Stock contained in the Registrant’s S-1 Registration Statement, which description is incorporated by reference into the Registration Statement on Form 8-A filed on March 22, 2012 (File No. 001-35470) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), including any amendment or report filed for the purpose of updating such description; and

(d) All documents, reports and definitive proxy or information statements filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act (other than current reports furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits furnished on such form that relate to such items) on or after the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement that indicates that all securities offered have been sold or that deregisters all securities then remaining unsold shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document that also is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4. Description of Securities.

Not applicable.

Item 5. Interests of Named Experts and Counsel.

Not applicable.

Item 6. Indemnification of Directors and Officers.

Section 145 of the Delaware General Corporation Law (the “DGCL”) authorizes a court to award, or a corporation’s board of directors to grant, indemnity to directors and officers in terms sufficiently broad to permit such indemnification under certain circumstances for liabilities, including reimbursement for expenses incurred, arising under the Securities Act.

The Registrant’s Amended and Restated Certificate of Incorporation contains provisions permitting the Registrant to indemnify its directors to the full extent permitted by Delaware law.  In addition, the Registrant’s Amended and Restated Bylaws contain a provision implementing, to the fullest extent permitted by Delaware law, the above limitations on directors’ and officers’ liability to the Registrant and its shareholders.  The Registrant has entered into certain indemnification agreements with its directors and certain of its officers, the form of which is attached as Exhibit 10.1 to its Registration Statement on Form S-1 (File No. 333-178270).  The indemnification agreements provide the Registrant’s directors and certain of its officers with indemnification to the maximum extent permitted by the DGCL against all expenses, judgments, liabilities, fines, penalties and amounts paid in settlement (including all interest, assessments and other charges paid or payable in connection with or in respect of such expenses, judgments, liabilities, fines, penalties and amounts paid in settlement) actually and reasonably incurred by the director or officer or on his or her behalf in connection with such proceeding or any claim, issue or matter therein, if the director or officer acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Registrant and, in the case of a criminal proceeding, had no reasonable cause to believe that his or her conduct was unlawful.

The directors and officers of the Registrant also may be indemnified against liability they may incur for serving in that capacity pursuant to a liability insurance policy maintained by the Registrant for this purpose.

Item 7. Exemption from Registration Claimed.

Not Applicable.

Item 8. Exhibits.

Exhibit Number	Description
4.1	Amended and Restated Certificate of Incorporation (incorporated by reference to Exhibit 3.1 to the Registrant’s Registration Statement on Form 8-K on April 3, 2012, File No. 001-35470).

4.2	Amended and Restated Bylaws (incorporated by reference to Exhibit 3.2 to the Registrant’s Registration Statement on Form S-1, File No. 333-178270).

4.3	Form of Common Stock Certificate (incorporated by reference to Exhibit 4.2 to the Registrant’s Registration Statement on Form S-1, File No. 333-178270).

4.4	Amended and Restated 2004 Stock Option Plan (incorporated by reference to Exhibit 10.2 to the Registrant’s Registration Statement on Form S-1, File No. 333-178270).

4.5	Form of Amended and Restated 2004 Stock Option plan Two-Year Grant Agreement (incorporated by reference to Exhibit 10.3 to the Registrant’s Registration Statement on Form S-1, File No. 333-178270).

4.6	Form of Amended and Restated 2004 Stock Option plan Five-Year Grant Agreement (incorporated by reference to Exhibit 10.4 to the Registrant’s Registration Statement on Form S-1, File No. 333-178270).

4.7	Employee Option Agreement I with John Foraker, as amended, dated as of September 6, 2006.

4.8	Employee Option Agreement with Steven Jackson, dated as of June 11, 2008.

4.9	Employee Option Agreement II with John Foraker, as amended, dated as of September 22, 2009.

4.10	Employee Option Agreement III with John Foraker, dated as of September 22, 2009.

4.11	Employee Option Agreement with Mark Mortimer, dated as of September 22, 2009.

4.12	Annie’s, Inc. Omnibus Incentive Plan (incorporated by reference to Exhibit 10.29 to the Registrant’s Registration Statement on Form S-1, File No. 333-178270).

4.13	Form of Omnibus Incentive Plan IPO Stock Option Agreements (incorporated by reference to Exhibit 10.30 to the Registrant’s Registration Statement on Form S-1, File No. 333-178270).

4.14	Form of Omnibus Incentive Plan IPO Restricted Stock Unit Award Agreement (incorporated by reference to Exhibit 10.31 to the Registrant’s Registration Statement on Form S-1, File No. 333-178270).

4.15	Form of Omnibus Incentive Plan IPO Performance Share Award Agreement (incorporated by reference to Exhibit 10.32 to the Registrant’s Registration Statement on Form S-1, File No. 333-178270).

5.1	Opinion of K&L Gates LLP.

23.1	Consent of PricewaterhouseCoopers LLP

23.2	Consent of K&L Gates LLP (included in its opinion filed as Exhibit 5.1).

24.1	Power of Attorney (included on the signature page of this Registration Statement).

Item 9. Undertakings.

(a)      The undersigned Registrant hereby undertakes:

(1)           To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)           To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)           To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement - notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement;

(iii)           To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this Registration Statement.

(2)           That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)           To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)      The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)      Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

Signatures

The Registrant. Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Berkeley, State of California, on April 30, 2012.

ANNIE’S, INC.
By:	/s/ John M. Foraker
John M. Foraker, Chief Executive Officer

Power of Attorney

Each person whose signature appears below constitutes and appoints John M. Foraker and Kelly J. Kennedy, or either of them, his or her true and lawful attorney-in-fact, with the power of substitution and resubstitution, for him or her in his or her  name, place or stead, in any and all capacities, to sign any or all amendments to this Registration Statement, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that said attorneys-in-fact and their agents or substitutes, may lawfully do or lawfully cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/ John M. Foraker John M. Foraker	Chief Executive Officer and Director (principal executive officer)	April 30, 2012

/s/ Kelly J. Kennedy Kelly J. Kennedy	Chief Financial Officer (principal financial officer and principal accounting officer)	April 30, 2012

/s/ Molly F. Ashby Molly F. Ashby	Chairman of the Board of Directors	April 30, 2012

/s/ David A. Behnke David A. Behnke	Director	April 30, 2012

/s/ Julie D. Klapstein Julie D. Klapstein	Director	April 30, 2012

/s/ Bettina M. Whyte Bettina M. Whyte	Director	April 30, 2012

/s/ Billie Ida Williamson Billie Ida Williamson	Director	April 30, 2012

EXHIBIT INDEX

Exhibit Number	Description
4.1	Amended and Restated Certificate of Incorporation (incorporated by reference to Exhibit 3.1 to the Registrant’s Registration Statement on Form 8-K on April 3, 2012, File No. 001-35470).

4.2	Amended and Restated Bylaws (incorporated by reference to Exhibit 3.2 to the Registrant’s Registration Statement on Form S-1, File No. 333-178270).

4.3	Form of Common Stock Certificate (incorporated by reference to Exhibit 4.2 to the Registrant’s Registration Statement on Form S-1, File No. 333-178270).

4.4	Amended and Restated 2004 Stock Option Plan (incorporated by reference to Exhibit 10.2 to the Registrant’s Registration Statement on Form S-1, File No. 333-178270).

4.5	Form of Amended and Restated 2004 Stock Option plan Two-Year Grant Agreement (incorporated by reference to Exhibit 10.3 to the Registrant’s Registration Statement on Form S-1, File No. 333-178270).

4.6	Form of Amended and Restated 2004 Stock Option plan Five-Year Grant Agreement (incorporated by reference to Exhibit 10.4 to the Registrant’s Registration Statement on Form S-1, File No. 333-178270).

4.7	Employee Option Agreement I with John Foraker, as amended, dated as of September 8, 2006.

4.8	Employee Option Agreement with Steven Jackson, dated as of June 11, 2008.

4.9	Employee Option Agreement II with John Foraker, as amended, dated as of September 22, 2009.

4.10	Employee Option Agreement III with John Foraker, dated as of September 22, 2009.

4.11	Employee Option Agreement with Mark Mortimer, dated as of September 22, 2009.

4.12	Annie’s, Inc. Omnibus Incentive Plan (incorporated by reference to Exhibit 10.29 to the Registrant’s Registration Statement on Form S-1, File No. 333-178270).

4.13	Form of Omnibus Incentive Plan IPO Stock Option Agreements (incorporated by reference to Exhibit 10.30 to the Registrant’s Registration Statement on Form S-1, File No. 333-178270).

4.14	Form of Omnibus Incentive Plan IPO Restricted Stock Unit Award Agreement (incorporated by reference to Exhibit 10.31 to the Registrant’s Registration Statement on Form S-1, File No. 333-178270).

4.15	Form of Omnibus Incentive Plan IPO Performance Share Award Agreement (incorporated by reference to Exhibit 10.32 to the Registrant’s Registration Statement on Form S-1, File No. 333-178270).

5.1	Opinion of K&L Gates LLP.

23.1	Consent of PricewaterhouseCoopers LLP

23.2	Consent of K&L Gates LLP (included in its opinion filed as Exhibit 5.1).

24.1	Power of Attorney (included on the signature page of this Registration Statement).